Exhibit 10.58

COMMERCIAL MORTGAGE NOTE

(for use in New Jersey)

CROWN BANK, N.A.

Amount:  $5,375,000.00

Dated:  January 4, 2006

FOR VALUE RECEIVED, the undersigned (individually and collectively (if more than one), jointly and severally, the “Borrower”), with an address at 1172 Castro Street, Mountain View, CA 94040, unconditionally promises to pay to the order of Crown Bank, N.A.  (the “Bank”), at its office located at 715 Route 70, P.O. Box 130, Brick, New Jersey 08723, or at such other place as the Bank may direct, FIVE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($5,375,000.00), together with interest at the rate and on the terms provided in this Commercial Mortgage Note (including all renewals, extensions and/or modifications, this “Note”).  The Commitment Letter from the Bank to Borrower, this Note and all documents executed in connection with this Note are referred to herein collectively as the “Loan Documents.”

1.                                      INTEREST RATE.  The Borrower will pay the Bank interest on the unpaid principal balance at the annual rate set forth below (calculated on the actual number of days elapsed over a 360-day year) from the date of this Note until the entire principal balance has been paid whether or not judgment is obtained. At no time, however, will the interest rate exceed the maximum allowable by law.

☒                                   Adjustable Rate.  For the first year of this Note, the interest rate will be fixed at eight and one-quarter (8.25%) percent, which is equal to the Wall Street Journal Prime Rate plus one (1%) percent and then adjusted annually to a fixed rate for the year equal to the Wall Street Journal Prime Rate plus one (1%) percent, with a floor rate of seven and one-half (7.50%) percent at all times, subject to the Term Loan Agreement.

2.                                      TERM.  This Note matures, and all unpaid principal, accrued interest and all other amounts recoverable under the Loan Documents are payable on February 1, 2016 (the “Maturity Date”).

3.                                      PAYMENTS.  The Borrower will pay principal and interest and real estate taxes by making payments as follows (which payments, will be applied first to any fees, costs, expenses or charges under the Loan Documents, then to the payment of accrued interest, and the balance only applied to principal): 12 consecutive monthly installments of principal and interest in the amount of $46,202.30 plus real estate taxes, said amount being based upon a twenty (20) year amortization schedule at the interest rate as set forth above with principal and interest payments adjusted annually at the time of interest rate reset.  Payments will be made by the Borrower on the first day of each month beginning March 1, 2006, until the Maturity Date of February 1, 2016, at which time the Borrower will pay all remaining outstanding principal plus interest and any fees and charges incurred.

4.                                      PREPAYMENTS.  During the term of the Loan, for the loss on income, there shall be a premium for the prepayment of the Loan before its scheduled maturity.  (a)  Except as set forth in subsection (b) below, if the Loan is prepaid, in whole or in part, within the first year of its term, the premium shall be five (5%) percent of the prepaid amount.  If prepayment occurs in the second year of its term, the premium shall be four (4%) percent.  If prepayment occurs in the third year the prepayment shall be three (3%) percent.  If prepayment occurs in the fourth year the premium shall be two (2%) percent, and one (1%) percent if it occurs in the fifth year.  At no time shall the prepayment premium be less than one (1%) percent.  (b)  If the Borrower sells one of the two buildings to an independent party at a later date, the Bank will assess a one (1%) percent premium provided that the Bank receives a payment reducing the Loan in an amount equal to forty (40%) percent of the initial appraised value and the remaining parcel has a loan to value not less than sixty (60%) percent of the remaining balance of the Loan.  In addition, the Borrower must pay a Five Thousand ($5,000.00) and 00/100 Dollar release fee for the release of the parcel.

5.                                      LATE FEE.  If the Bank does not receive the entire amount of any payment required under this Note within fifteen (15) days of its due date, the Borrower will pay a late fee of five (5%) percent of that entire amount.  Any such late charge assessed is immediately due and payable.

6.                                      MORTGAGE, OTHER COLLATERAL AND GUARANTEES.  Borrower’s payment and performance obligations hereunder shall be secured by a first mortgage lien on certain real property located generally at 735 and 745 Airport Road, (Block 1160.01, Lots 229 and 232) Lakewood, Ocean County, New Jersey (referred to as the “Property” and sometimes referred to as the “Mortgaged Premises”), assignment of rents and leases on the Mortgaged Premises, a lien on all property of Vivus Real Estate, LLC affixed to and used in the operation of the Mortgaged Premises, and the assignment of a $700,000.00 Certificate of Deposit to be opened with the Bank prior to or at Closing and may also be secured by other liens, assignments or security interests in certain property and guaranteed by certain guarantees (any party executing a guarantee being referred to herein as a “Guarantor”).  Any security interests in any other collateral given to the Bank by any Borrower or Guarantor in connection with any other obligation to the Bank will also secure repayment of this Note, including but not limited to fixtures, rents, equipment and machinery.

7.                                      REPRESENTATIONS AND WARRANTIES.  Borrower continually represents and warrants to the Bank that (a) if Borrower or any Guarantor is an entity, it is duly organized and existing and in good standing in the state of its organization, has the authority to conduct business in the state where the Mortgaged Premises are located and has the power to own its properties and to carry on its business, and the execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action; (b) the execution, delivery, and performance of the Loan Documents by Borrower and any other parties thereto do not require the consent or approval of any other party and do not conflict with, result in a violation of, or constitute a default under any agreement or other instrument binding upon such parties or any law, regulation, court decree, or order applicable to such parties; and (c) the Loan Documents constitute legal, valid and binding obligations of the parties thereto enforceable in accordance with their respective terms.

8.                                      AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with the Bank that, at all times any amounts owing to the Bank exist, Borrower shall (a) furnish or cause others under the control of Borrower to furnish such information (including, without limitation, tax returns and financial information) with respect to Borrower’s or any Guarantor’s financial condition and business operations as the Bank may reasonably request from time to time and cooperate; (b) permit employees or agents of the Bank full and complete access to the Mortgaged Premises, and to Borrower’s financial records, to make extracts from and/or audit such records and to discuss Borrower’s business, finances and affairs with Borrower’s officers and outside accountants, all at Borrower’s expense, if an event of default has occurred and is continuing; and (c) observe any financial covenants set forth in the Commitment Letter, including the Borrower’s agreement to maintain a checking account for the purpose of transacting the business of the Borrower, including, but not limited to, direct debit of the Loan payments under this Note.  At no time during the term of this Note shall the amount in the account be less than the monthly payment due under this Note, Borrower will continue to maintain its authority to do business in the State of New Jersey, where the Mortgaged Premises are located.

9.                                      NEGATIVE COVENANTS.  Borrower covenants and agrees with the Bank that, at all times any amounts owing to the Bank exist, Borrower shall not permit any secondary financing on the Mortgaged Premises, unless prior approval of the Bank is granted; such prior approval shall not be unreasonably withheld so long as the Borrower applies first to the Bank for such secondary financing.

10.                               DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:  (a) failure of Borrower to make any payment to the Bank (whether upon the Maturity Date or otherwise) when due hereunder; (b) failure of Borrower or any Guarantor to comply with or to perform any term, condition or covenant contained in the Loan Documents that remain uncured for fifteen (15) days after Borrower received written notice of such failure or the occurrence of any default or “Event of Default” under any other Loan Document or, except for non-monetary default, if such compliance cannot be effected within fifteen (15) days, Borrower commences such compliance within the fifteen (15) days, and diligently and continuously pursues the same; (c) any representation, warranty, certification, or other information furnished by or on behalf of the Borrower or any Guarantor was false or misleading in any material respect when made; (d) the institution of proceedings by or against the Borrower or any Guarantor under any bankruptcy or insolvency law, or any law for the benefit of creditors or relief of debtors, (provided, however, that the institution of involuntary proceedings against the Borrower or any Guarantor will not be an Event of Default if such proceeding is discharged or dismissed within thirty (30) days after the commencement date thereof), or a custodianship, trusteeship, receivership or assignment for the benefit of creditors is imposed upon or sought by the Borrower, any Guarantor or any part of the Property; (e) the existence of any liens for taxes due with respect to the Property unless the liens are being contested in good faith and adequate reserves have been deposited with the Bank, or construction lien claims which have not been dismissed for thirty (30) days or for which escrows, satisfactory in amount to the Bank, have not been established by the Borrower; (f) the failure of the Borrower or any Guarantor to comply with any other obligation owed to the Bank, now existing or arising after the date of this Note; and (g) any event which, in the Bank’s judgment, materially adversely affects (a) the ability of the Borrower or any Guarantor to perform any of its obligations under the Loan Documents or any Guaranty as applicable; (b) the business or financial condition of the Borrower or any Guarantor; or (c) the operations or value of the Property or other collateral or the Bank’s lien or security interest on the Property or other collateral.

11.                               REMEDIES.  Upon the occurrence of an Event of Default, at Bank’s option (with the exception of (d) above, which shall be automatic upon said occurrence), all amounts owing to Bank will become due and payable immediately, without additional notice of any kind to Borrower or any Guarantor, and interest will continue to accrue on the full amount thereof at a rate equal to 2% per annum in excess of the rate of interest otherwise charged hereunder.  In addition, the Bank shall have all the rights and remedies provided in the other Loan Documents or available at law, in equity, or otherwise.  All of the Bank’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by the Bank to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform any obligation of Borrower or of any Guarantor shall not affect the Bank’s right to declare an Event of Default and to exercise its rights and remedies.

12.                               RIGHT OF SETOFF.  Borrower grants to the Bank a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to the Bank all of Borrower’s right, title and interest in and to, Borrower’s present and future bank accounts.  Borrower authorizes the Bank to charge or set off all sums owing to the Bank against any and all such accounts and, at the Bank’s option, to administratively freeze all such accounts to allow the Bank to protect the Bank’s charge and setoff rights provided in this paragraph.

13.                               EXPENSES.  Borrower agrees to pay the Bank upon demand all reasonable costs and expenses of collection of this Note (including the reasonable fees and expenses of outside counsel), and any judicial or non-judicial enforcement of the Bank’s rights under the Note and other Loan Documents including, without limitation, any court proceeding, bankruptcy or insolvency case, appeal, or post-judgment collection services.

14.                               GENERAL PROVISIONS.  Borrower waives presentment, demand for payment, protest, notice of dishonor, and notice of default or of an Event of Default.  Upon any change in the terms of this Note or any of the other Loan Documents, and unless otherwise expressly stated in writing, Borrower and any Guarantor shall not be released from liability.  Borrower agrees that the Bank may renew or extend this Note, or release any party, Guarantor or collateral, or impair, fail to realize upon or perfect the Bank’s security interest in any collateral, and take any other action deemed necessary by the Bank without the consent of or notice to anyone.

15.                               GOVERNING LAW.  This Note shall be construed according to the laws of the State of New Jersey, without regard to conflicts of law.

16.                               SEVERABILITY.  If any provision of the Loan Documents is found to be invalid or unenforceable, such provision shall be stricken and all remaining provisions of the Loan Documents shall remain valid and enforceable.

17.                               WAIVER; AMENDMENTS.  No amendment of the Loan Documents, and no waiver of any one or more of the provisions hereof and thereof, shall be effective unless set forth in a writing prepared by Borrower or Guarantor, whichever is applicable, and signed by the Bank; provided, however, that any such waiver shall be restricted to the matters specified in such writing.

18.                               ENTIRE AGREEMENT.  The Loan Documents constitute the sole agreement of the parties regarding the subject matter hereof and thereof and supersede all oral negotiations and prior writings regarding the subject matter hereof and thereof.

19.                               WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; SERVICE OF PROCESS.  BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY MATTER RELATING TO, ARISING FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS.  BORROWER ALSO CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE WHOSE LAWS GOVERN THE LOAN DOCUMENTS AND

AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY MAILING A COPY OF SUCH PROCESS TO BORROWER.

20.                               FURTHER ASSURANCES.  Borrower agrees to cooperate and take all necessary steps as reasonably requested by the Bank to carry out the spirit and intent of the Loan Documents, including, without limitation, executing or reexecuting any of the Loan Documents.

21.                               SUCCESSORS AND ASSIGNS.  The Loan Documents shall be binding upon Borrower and Borrower’s successors and assigns and shall inure to the benefit of the Bank, its successors and assigns.  Borrower may not assign or transfer Borrower’s rights under the Loan Documents without the prior written consent of the Bank.

IN WITNESS WHEREOF, BORROWER, INTENDING TO BE LEGALLY BOUND, HAS EXECUTED THIS NOTE AS OF THE DATE ABOVE WRITTEN.

ATTEST OR WITNESSED BY:		BORROWER:

Vivus, Inc., a Delaware Corporation

By:	/s/ Jay Samuels	By:	/s/ Timothy E. Morris
Jay Samuels, Esq.			Timothy E. Morris, Vice President Finance
and Chief Financial Officer

Vivus Real Estate, LLC,
a New Jersey Limited Liability Company

By:	/s/ Jay Samuels	By:	/s/ Timothy E. Morris
Jay Samuels, Esq.			Vivus, Inc., a Delaware Corporation, Sole Member Timothy E. Morris, Vice President Finance and Chief Financial Officer